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[OPTICARE HEALTH SYSTEMS, INC. LOGO]


                                    Contact:
                                    Christopher J. Walls, General Counsel
                                    OptiCare Health Systems, Inc.
                                    (203) 596-2236
FOR IMMEDIATE RELEASE


                          OPTICARE HEALTH SYSTEMS, INC.
               ACQUIRES NATION'S LEADING CONTACT LENS DISTRIBUTOR

            -- Purchases Assets of Wise Optical Vision Group, Inc.,
                    Whose FY 2002 Sales Topped $65 Million --

         WATERBURY, Conn., February 7 /PRNewswire-FirstCall/-- OptiCare Health Systems, Inc. (Amex: OPT) announced today that it has acquired all of the assets and certain liabilities of Wise Optical Vision Group, Inc., a Yonkers, NY-based distributor of contact lenses to the professional eye care market. Wise, a privately held company, is believed to be the largest contact lens distributor in the U.S., with FY 2002 sales in excess of $65 million.

         "We had been looking for another channel into the $16 billion U.S. optical products market to complement our buying group, open a new frontier for our software products and further leverage our already strong managed care operations," commented Dean J. Yimoyines, M.D., Chairman and Chief Executive Officer of OptiCare. "Wise Optical, with its outstanding reputation, vigorous field sales force and solid customer base, is ideal. We are very pleased."

         Founded in 1981, Wise Optical grew rapidly during the 1990s with sales increasing from $10 million in 1990 to in excess of $65 million in 2002. Wise, which believes it carries the largest and most diverse inventory in the industry, has an account base of approximately 22,500 customers, most of whom are independent eye-care practitioners.

         Independent eye-care practitioners also constitute one of the major market sectors served by OptiCare. OptiCare offers buying group services to ophthalmologists, optometrists and opticians; sells practice management software to eye care professionals nationwide; and contracts with many of these professionals for the provision of eye care services through its managed care division.

         "We see Wise as a strategic acquisition: a leading optical distributor with a well-known brand name, a loyal customer base, and dedicated customer service and operations professionals," said Lance A. Wilkes, OptiCare's President and Chief Operating Officer. "Customers will continue to receive the superior advantages they expect from Wise, as we work to expand the services we provide to them," Mr. Wilkes said.




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         OptiCare expects the ownership transfer to take place seamlessly, with service continuing, uninterrupted, from Wise's Yonkers, NY headquarters, regional field offices and web services.

         OptiCare Health Systems, Inc. is an integrated eye care services company focused on vision benefits management (managed vision), the distribution of products and software services to eye care professionals, and consumer vision services, including medical, surgical and optometric services and optical retail.

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected benefits of the transaction. OptiCare's actual results could differ materially from those expressed or indicated by any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risk that OptiCare may not be able to successfully integrate the acquired business or retain and attract qualified employees, OptiCare may not realize one or more of the expected benefits and efficiencies of the transaction, the impact of current and future governmental regulations, OptiCare's ability to successfully and profitably manage its operations and growth of the operations, if any, the risks related to managed care contracting, and the ability of OptiCare to successfully raise capital on commercially reasonable terms, if at all. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in OptiCare's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ending December 31, 2001. Forward-looking statements speak only as of the date they are made, and OptiCare undertakes no duty or obligation to update any forward-looking statements in light of new information or future events.


SOURCE:  OptiCare Health Systems, Inc.
CONTACT: Christopher J. Walls, General Counsel, OptiCare Health Systems, Inc.